Paulson Capital Corp. Declares $0.30 Dividend

PORTLAND, OR -- 12/22/2005 -- Paulson Capital Corp. (NASDAQ: PLCC) today announced the authorization by the Board of Directors of a $0.30 cash dividend to shareholders of record January 17, 2006 and payable February 10, 2006.

Chester L.F. Paulson, Chairman, stated:

"This is our third, and largest, cash dividend payment to shareholders to date. We are pleased to be able to share our success with our supporters."

Paulson Capital Corp. is the parent company of Paulson Investment Company, a full service brokerage firm engaged in the purchase and sale of securities from and to the public and for its own account and in investment banking activities.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

Contact:
Chester L.F. Paulson
Chairman
503-243-6000